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                                                                     EXHIBIT D


                         REGISTRATION RIGHTS AGREEMENT


                  This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of August 26, 1997 between The Marquee Group, Inc., a Delaware corporation (the "Company") and The Huff Alternative Income Fund, L.P., a Delaware limited partnership (the "Fund").


                                   RECITALS:

                  A. This Agreement is entered into in connection with the Option Agreement, dated of even date herewith, between the Company and the Fund (the "Option Agreement"), which provides that the Fund has the option to acquire from the Company one hundred thousand (100,000) shares, subject to adjustment, of the Company's common stock, par value $.01 per share, at an exercise price of $2.25 per share (the "Initial Option").

                  B. The Company has agreed to issue to the Fund under certain circumstances an additional option to purchase up to 15,000 shares of Common Stock at an exercise price of $2.25 per share (the "Additional Option" and, together with the Initial Option, the "Options") pursuant to the terms of an Additional Option Agreement (the "Additional Option Agreement") in the form of Exhibit B-2 to the Bridge Financing Agreement, dated of even date herewith, among the Company, the Subsidiary Guarantors identified therein, and the Fund (the "Bridge Financing Agreement").

                  C. The Options granted to the Fund constitute a portion of the Fees owed by the Company to the Fund pursuant to Section 2.2 of the Bridge Financing Agreement. In order to induce the Fund to accept the Options as a portion of the Fee, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Fund and their direct and indirect transferees and assigns.

                  NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

                  1.       Definitions.  For purposes of this Agreement:

                           (a) "Common Stock" means shares of common stock of
the Company.

                           (b) "Exchange Act" means the Securities Exchange
Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.


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                           (c) "Exercise Date" means the first date on which
the Options are exercised.

                           (d) "Holder" means the Fund, or any assignee
thereof in accordance with Section 9(e).

                           (e) "Options" means the options issued by the
Company pursuant to the Option Agreement and the Additional Option Agreement.

                           (f) "Person" means any individual, partnership,
joint venture, corporation, association, trust or any other entity or organization.

                           (g) "Prospectus" means the prospectus included in
any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (h) "Registration Statement" means any registration
statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                           (i) "Registrable Securities" means (1) any Common
Stock issued upon exercise of the Option, (2) any Common Stock issuable or issued upon conversion or exercise of any warrant, right or other security now or hereafter owned by the Fund, and (3) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Common Stock, warrants, rights or other securities; provided, however, that any Common Stock sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 9(e) below shall cease to be Registrable Securities from and after the time of such sale.

                           (j) "Rule 144" means Rule 144 promulgated under the
Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.


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                           (k) "Rule 144A" means Rule 144A promulgated under
the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                           (l) "Rule 415" means Rule 415 promulgated under the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                           (m) "SEC" means the Securities and Exchange
Commission.

                           (n) "Securities Act" means the Securities Act of
1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                           (o) "Underwritten Offering" means a registration in
which securities of the Company are sold to an underwriter for reoffering to the public.

                  2.       Demand Registration Rights

                           (a) At any time prior to the one-year anniversary
of the expiration date of the Option, Holders holding at least a majority of the Registrable Securities shall have the right on one occasion, by written request to the Company (the "Registration Notice"), to require the Company to effect a registration under the Securities Act of the Registrable Securities and the Company shall cause, as expeditiously as practicable, the registration under the Securities Act of all of the Registrable Securities. In connection therewith, the Company shall be obligated to prepare and file a registration statement (the "Demand Registration Statement") promptly upon receipt of any such Registration Notice and shall be further obligated to use its best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof. The Company shall be required to effect only one such registration of Registrable Securities owned by the Holders, and such obligation shall be deemed satisfied when one Demand Registration Statement shall become effective pursuant to the request of the Holders made pursuant to this Section 2, provided that the Company shall not be deemed to have complied with its obligations under this Section 2 if the registration statement does not remain effective for a period of at least 45 days (or such shorter period ending on the date the Holders whose Registrable Securities are included in the registration statement complete their distribution of Registrable Securities as contemplated by such registration statement) or if within 45 days after such registration becomes effective (or such shorter period referred to above) such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and any of the Registrable Securities registered in connection therewith were not sold.

                           (b) Within ten days after receipt of any request by
the Holders holding at least a majority of the Registrable Securities pursuant to Section 2 (a), the Company

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will give written notice to all other Holders, if any, and shall include in the Demand Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Holders thereof with twenty days after the giving of such notice by the Company.

                           (c) Supplements and Amendments. The Company shall
use its best efforts to supplement and amend the Demand Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Demand Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority of the shares of the Registrable Securities covered by such Registration Statement or if reasonably requested by an underwriter, if any, of such Registrable Securities.

                           (d) Suspension of Registration. The Company's
obligation to file and keep the Demand Registration Statement effective and usable for offers and sales of the Common Stock may be suspended for up to ninety days by the Company in good faith for valid business reasons, including, without limitation, a pending acquisition or divestiture of assets. Any such period during which the Company fails to keep the Demand Registration Statement effective and usable for offers and sales of Common Stock is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date of the Registration Notice (if no Demand Registration Statement has been filed) or the date that the Company gives notice that the Demand Registration Statement is no longer usable for offers and sales of Common Stock and shall end on the date when each Holder of Common Stock covered by such registration statement either receives notice that the Demand Registration Statement has become effective or receives the copies of the supplemented or amended prospectus contemplated by Section 2(c) hereof or is advised in writing by the Company that use of the prospectus may be resumed. During the pendency of any Suspension Period, the Company may not issue any securities, whether or not in a public offering, except for issuances of Common Stock pursuant to an acquisition or other business combination transaction or upon exercise of options or warrants outstanding prior to such Suspension Period.

                  3.       Company Registration.

                           If (but without any obligation to do so) the
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S- 4), the Company shall, at such time, promptly give the Holders written notice of such registration. Upon the written request of Holders holding two-thirds of the Registrable Securities given within twenty (20) days after mailing of such notice by the Company in accordance with Section 9(d), the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that the Holders have requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of

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its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to the Holders for its failure to do so.


                  4.       Registration Procedures

                           In connection with the filing of any Registration
Statement pursuant to Section 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                           (a) Prepare and file with the SEC prior to the
Filing Date, a Registration Statement, and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including, if requested in writing, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of shares of Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object within two business days after the receipt thereof. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to engage in more than one Underwritten Offering, if any, pursuant to this Agreement.

                           (b) Prepare and file with the SEC such amendments
and post-effective amendments to each Demand Registration Statement, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                           (c) Notify the selling Holders of Registrable
Securities, their counsel and the managing underwriters, if any, reasonably promptly (but in any event within five business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of

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a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including an underwriting agreement, if any), contemplated by Section 4(l) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                           (d) Use its best efforts to prevent the issuance of
any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                           (e) If requested by the managing underwriter or
underwriters (if any), or the Holders of a majority of shares of Registrable Securities being sold in connection with an Underwritten Offering, if any, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or its counsel determine is reasonably necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                           (f) Furnish to each selling Holder of Registrable
Securities who so requests in writing and to counsel and each managing underwriter, if any, at the sole expense of the Company one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested in writing, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

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                           (g) Deliver to each selling Holder of Registrable
Securities, its respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request in writing; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, such Prospectus and any amendment or supplement thereto.

                           (h) To the extent required by law, prior to any
public offering of Registrable Securities, to use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters, if any, or their respective counsel may reasonably request; provided, however, that where Registrable Securities are offered other than through an Underwritten Offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations, if necessary, and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or be subject to taxation in any jurisdiction in which it is not so subject.

                           (i) Cooperate with the selling Holders of
Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                           (j) Use its best efforts to cause the Registrable
Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.


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                           (k) Upon the occurrence of any event contemplated
by Section 4(c)(v) or 4(c)(vi) hereof, as promptly as practicable prepare and (subject to Sections 3(d) and 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (l) In connection with an Underwritten Offering, if
any, of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in Underwritten Offerings of securities similar to the Common Stock and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in Underwritten Offerings of securities similar to the Common Stock, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in Underwritten Offerings of securities similar to the Common Stock and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) if entitled, obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings of securities similar to the Common Stock and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures in customary form and covering matters customarily covered in connection with Underwritten Offerings of securities similar to the Common Stock (or such other provisions and procedures acceptable to Holders of a majority of shares of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

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                           (m) Make available for inspection by any selling
Holder of such Registrable Securities being sold, an underwriter, if any, participating in any such disposition of Registrable Securities, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless upon five business days prior written notice and (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the reasonable opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by the Inspectors) . Each selling holder of such Registrable Securities will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public (other than as a result of an impermissible disclosure or failure to safeguard by such person). Each selling Holder of such Registrable Securities will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's sole expense.

                           (n) Comply with all applicable rules and
regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                           (o) Cooperate with each seller of Registrable
Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with the filings, if any, required to be made with the National Association of Securities Dealers, Inc. (the "NASD").


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                           (p) Use its best efforts to take all other steps
necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                           The Company may require each seller of Registrable
Securities as to which any registration is being effected to furnish to the Company such seller's name, number of shares and plan of distribution. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time (but in no event later than 20 business days) after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                           Each Holder of Registrable Securities agrees by
acquisition of such Registrable Securities, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in
Section 4(c)(ii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus to be sold by such Holder until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

                  5.       Registration Expenses

                           (a) All fees and expenses incident to the
performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not a Registration Statement is filed or becomes effective. Notwithstanding the foregoing, the Holders of any shares of Common Stock being registered shall pay all underwriting discounts, commissions and placement agent fees attributable to the sale of such securities.

                           (b) The Company shall reimburse the Holders of the
Registrable Securities being registered on a Registration Statement for the reasonable fees and disbursements of not more than one counsel to the Holders; provided that such fees and expenses shall not exceed $15,000.

                  6.       Indemnification

                           (a) The Company agrees to indemnify and hold
harmless each Holder of shares of Registrable Securities, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or

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proceeding or any claim asserted)(all of which expenses shall be advanced to the Participant at such times as the Participant is presented with such expenses) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided, however, that the Company will not be required to indemnify a Participant if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) shall have been determined by a court of competent jurisdiction by final and non-appealable judgment (or stipulated in a settlement agreement reached by all parties involved in any action or proceeding related to such claim) to have been the result of noncompliance by the Company with Section 4 of this Agreement.

                           (b) Each Participant agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made by such Participant in writing to the Company. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Securities giving rise to such obligations.

                           (c) If any suit, action, proceeding (including any
governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and

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expenses actually incurred by such counsel related to such proceeding;
provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and to the extent such Indemnifying Person has been materially prejudiced by such failure, including, without limitation, that such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed to retain counsel reasonably satisfactory to the Indemnified Person or
(iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority of shares of Registrable Securities sold by all such Participants and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

                           (d) If the indemnification provided for in the
first and second paragraphs of this Section 6 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses,

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



claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other from the offering of the Common Stock or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                           (e) The parties agree that it would not be just and
equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (f) The indemnity and contribution agreements
contained in this Section 6 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                  7.       Rules 144 and 144A

                           So long as any shares of Registrable Securities are
outstanding, the Company will provide to holders of the Registrable Securities and file with the Commission copies of the annual reports and any of the information, documents and other reports that the Company would have been required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act regardless of whether the Company is obligated to file such reports. The Company further covenants for so long as any Registrable Securities remains outstanding

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



and in the event that the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.


         8. Representations and Warranties; Covenants. The representations and warranties set forth in Article IV of the Bridge Financing Agreement are hereby incorporated herein by reference. Such representations and warranties, and the representations, warranties, covenants and agreements contained herein, shall, for purposes of this Registration Rights Agreement, survive the sale or other disposition of the Registrable Securities.

         9.       Miscellaneous

                           (a) No Inconsistent Agreements. The Company shall
not, after the date of this Agreement, enter into any agreement with respect to any of its securities that conflicts with the provisions hereof. The Company has not granted more favorable registration rights to any party.

                           (b) Adjustments Affecting Registrable Securities.
The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                           (c) Amendments and Waivers. The provisions of this
Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority of the then outstanding shares of Registrable Securities; provided, however, that Section 9 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of shares of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                           (d) Notices. All notices and other communications
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail,

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



next-day air courier or facsimile to the addresses set forth on the signature page hereof, or to any substitute address hereafter furnished by notice to the other party.

                           All such notices and communications shall be deemed
to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                           (e) Successors and Assigns. This Agreement shall
inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities.

                           (f) Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (g) Headings. The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                           (i) Severability. If any term, provision, covenant
or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                           (j) Securities Held by the Company. Whenever the
consent or approval of Holders of a specified percentage of shares of Registrable Securities is required

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



hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                           (k) Third Party Beneficiaries. Holders of
Registrable Securities and Participants are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                           (l) Entire Agreement. This Agreement, together with
the Option Agreement and the Bridge Financing Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Fund on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Address:                              "COMPANY"
888 Seventh Avenue
40th Floor                            THE MARQUEE GROUP, INC.
New York, NY 10019

                                      By: /s/ Jan E. Chason
                                         -----------------------------
                                         Name:  Jan E. Chason
                                         Title: Chief Financial Officer
                                                  and Treasurer




Address:                              "FUND"
1776 On the Green
67 Park Place                         THE HUFF ALTERNATIVE INCOME FUND,L.P.
Morristown, NJ 07960


                                      By: /s/ Bryan E. Bloom
                                         -----------------------------
                                         Name:  Bryan E. Bloom
                                         Title: Attorney in Fact





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